UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2015

Q2 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36350 (Commission File Number)	20-2706637 (I.R.S Employer Identification No.)

13785 Research Blvd, Suite 150 Austin, Texas 78750 (Address of principal executive offices, including zip code)
(512) 275-0072

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2015, Q2 Software, Inc., a wholly-owned subsidiary of Q2 Holdings, Inc. (collectively, the “Company”) entered into a First Amendment to Lease Agreement (the “Amendment”) amending the Lease Agreement, dated July 18, 2014, with CREF Aspen Lake Building II, LLC, which originally provided for the lease of approximately 70,000 square feet (the "Original Premises") of office space in an office building to be located immediately adjacent to the Company's current headquarters (the "Original Lease," and as amended, the "Lease"). Pursuant to the Amendment, the Company has agreed to lease an additional approximately 34,000 square feet commencing on May 1, 2016, and an additional approximately 25,000 square feet commencing January 1, 2017.

The Amendment also extends the term of the Original Lease. The Lease, as amended, provides for phased commencement dates with respect to the Original Premises, with commencement of the first phase covering 55,000 square feet anticipated to occur on October 1, 2015 (the “Initial Commencement Date”), and the remaining 15,000 square feet of the Original Premises commencing nine months thereafter. The actual commencement dates for the Original Premises are subject to timely completion of the building and premises. The term of the Lease, as amended, commences on the Initial Commencement Date and runs until April 30, 2028, with a ten year renewal option.

The rent obligations over the term are summarized below. The time periods and amounts set forth below assume an Initial Commencement Date of October 1, 2015, and may be subject to adjustment according to the Lease, including the Company’s right to rent abatement in certain circumstances if the premises are not timely delivered.

From	To	Monthly Rent
10/1/2015	4/30/2016	$98,198
5/1/2016	6/30/2016	$160,068
7/1/2016	9/30/2016	$186,881
10/1/2016	12/31/2016	$191,561
1/1/2017	9/30/2017	$238,097
10/1/2017	9/30/2018	$244,009
10/1/2018	9/30/2019	$250,028
10/1/2019	9/30/2020	$256,263
10/1/2020	9/30/2021	$262,605
10/1/2021	9/30/2022	$269,161
10/1/2022	9/30/2023	$275,826
10/1/2023	9/30/2024	$282,706
10/1/2024	9/30/2025	$289,693
10/1/2025	1/31/2026	$296,895
2/1/2026	9/30/2026	$300,916
10/1/2026	9/30/2027	$304,312
10/1/2027	4/30/2028	$311,325

Rent during any renewal period would be subject to a market adjustment. Pursuant to the Lease, the Company will also be responsible for its proportionate share of the Building’s operating expenses, including property taxes.

The Lease is furnished as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	First Amendment to Lease Agreement, dated May 1, 2015, by and among Q2 Software, Inc. and CREF Aspen Lake Building II, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

May 4, 2015	/s/ Jennifer N. Harris
Jennifer N. Harris
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Lease Agreement, dated May 1, 2015, by and among Q2 Software, Inc. and CREF Aspen Lake Building II, LLC